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              [Form of Underwriting Agreement for Grantor Trusts]



                       GREEN TREE FINANCIAL CORPORATION
                             (Seller and Servicer)
          Green Tree Recreational, Consumer & Equipment Trust 199___



                            UNDERWRITING AGREEMENT
                            ----------------------



                                                         [Date]



[Underwriters]


Dear Sirs:

     Green Tree Financial Corporation (the "Company") is a Delaware corporation with its principal place of business in Saint Paul, Minnesota. The Company has filed a Registration Statement relating to the issuance and sale of asset-backed certificates (the "Certificates") evidencing interests in Green Tree Recreational, Consumer & Equipment Trust 199___ (the "Trust"). The property of the Trust will include a pool of retail installment sales contracts and promissory notes ("Contracts") having an aggregate outstanding principal balance of $__________________ (approximate) for the purchase of a variety of consumer products. The Certificates may be issued in various series, and, within each series, in one or more classes, and, within each class, in one or more sub-classes, in one or more offerings on terms determined at the time of sale (each such series, a "Series" and each such class, a "Class"). The Certificates will be issued under a separate Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") between the Company, as seller and servicer, and a trustee to be identified in the prospectus supplement (the "Trustee"). The Certificates will evidence specified interests in separate pools of Contracts (each, a "Contract Pool") and certain other property held in trust with respect to such Series (each, a "Trust Fund"). The form of each Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement (hereinafter defined).

     The Certificates are more fully described in a Registration Statement which the Company has furnished to you. Capitalized
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terms used but not defined herein shall have the meanings given to them in the
Pooling and Servicing Agreement. The term "you" as used herein, unless the context otherwise requires, shall mean you and such persons as are named as co-managers in the Terms Agreement (defined below).

     Each offering of Certificates pursuant to this Agreement will be made through you or through an underwriting syndicate managed by you. Whenever the Company determines to make an offering of Certificates, it will enter into an agreement (the "Terms Agreement") providing for the sale of such Certificates to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you and have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters," which term shall include you whether acting alone in the sale of Certificates or as a member of an underwriting syndicate). The Terms Agreement relating to each offering of Certificates shall specify, among other things, the principal amount or amounts of Certificates to be issued, the price or prices at which the Certificates are to be purchased by the Underwriters from the Company and the initial public offering price or prices or the method by which the price or prices at which such Certificates are to be sold will be determined. A Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Certificates will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriters participating in the offering of such Certificates.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 33-_____________) (the "Registration Statement"), relating to the offering of Certificates from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "1933 Act"), and has filed, and proposes to file, such amendments thereto as may have been required to the date hereof pursuant to the 1933 Act and the rules of the Commission thereunder (the "Regulations"). Such Registration Statement, as amended at the time when it became effective under the 1933 Act, and the Prospectus relating to the sale of Certificates by the Company constituting a part thereof, as from time to time each is amended or supplemented pursuant to the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however that a supplement to the Prospectus contemplated by Section 3(a) hereof (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering or offerings of Certificates to which it relates.

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     SECTION 1.  Representations and Warranties.  The Company represents and warrants to you as of the date hereof, and to the Underwriters named in the Terms Agreement, all as of the date of such Terms Agreement (in each case, the "Representation Date"), as follows:

          (a) The Registration Statement and the Prospectus, at the time the Registration Statement became effective did, and as of the applicable Representation Date will, comply in all material respects with the requirements of the 1933 Act and the Regulations. The Registration Statement, at the time it became effective did not, and as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented at the time the Registration Statement became effective did not, and as amended or supplemented as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or Prospectus. The conditions to the use by the Company of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement, as applicable, and the Prospectus. There are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations which have not been so filed.

          (b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Terms Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification.

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          (c)  The Company is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of the Company or which might materially and adversely affect the properties or assets thereof.

          (d) The execution and delivery by the Company of this Agreement, the Terms Agreement and the Pooling and Servicing Agreement are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company; and neither the issuance and sale of the Certificates to the Underwriters, nor the execution and delivery by the Company of this Agreement and the Pooling and Servicing Agreement, nor the consummation by the Company of the transactions therein contemplated, nor compliance by the Company with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Company or its properties or the certificate of incorporation or by-laws of the Company, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

          (e) This Agreement has been, and the Terms Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company, and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally,
     (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and
     (iii) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws.

          (f) The Pooling and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have

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     been duly authorized, executed and delivered by the Company, and will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and
     (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (g) As of the Closing Time (as defined below), the Certificates will have been duly and validly authorized by the Company, and, when executed and authenticated as specified in the Pooling and Servicing Agreement, will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement, and will be binding obligations of the trust to the extent provided in the Pooling and Servicing Agreement.

          (h) No filing or registration with, notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Terms Agreement, except such as may be required under the 1933 Act, the Regulations, or state securities or Blue Sky laws.

          (i) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and the Company has received no notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, financial condition or earnings of the Company.

          (j) As of the Closing Time, the Contracts constituting a portion of the Trust Fund will have been duly and validly assigned to the Trustee in accordance with the Pooling and Servicing Agreement; and when such assignment is effected, a duly and validly perfected transfer of all such Contracts subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance created by the Company will have occurred.

          (k) As of the Closing Time, each of the Contracts will meet the eligibility criteria described in the Prospectus.

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          (l)  Neither the Company nor the Trust Fund created by the Pooling and
     Servicing Agreement will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (m) The Certificates, the Pooling and Servicing Agreement, the Terms Agreement, any Limited Guaranty and any Insurance Policies conform in all material respects to the descriptions thereof contained in the Prospectus.

     SECTION 2. Purchase and Sale. The commitment of the Underwriters to purchase Certificates pursuant to any Terms Agreements shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     Payment of the purchase price for, and delivery of, any Certificates to be purchased by the Underwriters shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by you and the Company, at such time or date as shall be agreed upon by you and the Company in the Terms Agreement (each such time and date being referred to as a "Closing Time"). Unless otherwise specified in the Terms Agreement, payment shall be made to the Company, at the option of the Company, either (a) by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company, or (b) in immediately available Federal funds wired to such bank as may be designated by the Company; provided, however, that if payment is made in immediately available Federal funds if so specified in the Terms Agreement, the Company shall simultaneously reimburse the Underwriters for the cost to the Underwriters of such funds, based on the Underwriters' cost of borrowing such funds for one day at their most favorable commercial paper rate at the Closing Time. Such Certificates shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the applicable Closing Time. Such Certificates, which may be in temporary form, will be made available for examination and packaging by you no later than 12:00 noon on the first business day prior to the applicable Closing Time.

     SECTION 3. Covenants of the Company. The Company covenants with each of you and the Underwriters participating in the applicable offering of Certificates, as follows:

          (a) Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Certificates covered thereby, the price or prices at which the Certificates are to be purchased by the Underwriters from the Trust, either the

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     initial public offering price or prices or the method by which the price or prices by which the Certificates are to be sold will be determined, the selling concession(s) and reallowance(s), if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request.

          (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Certificates by you or the Underwriters, any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel, counsel for the Company, or otherwise, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be necessary, in the opinion of any such counsel or otherwise, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations thereunder, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two business days will furnish to the Underwriters as many copies of the Prospectus, as so amended or supplemented, as you shall reasonably request.

          (c) The Company will give you reasonable notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act or otherwise (other than reports to be filed pursuant to the Securities Exchange Act of 1934 Act, as amended (the "1934 Act")), will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall object.

          (d) The Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document, other than reports to be

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     filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspension of the qualification of the Certificates or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order or suspension and, if any such stop order or suspension is issued, to obtain the lifting thereof at the earliest possible moment.

          (e) The Company will deliver to you as many signed and as many conformed copies of the Registration Statement (as ordinarily filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

          (f) The Company will endeavor, in cooperation with you, to qualify the Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Certificates. The Company will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as above provided.

     SECTION 4. Conditions of Underwriters' Obligations. The Obligations of the Underwriters to purchase Certificates pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made pursuant hereto, to the performance by the Company of all of its obligations hereunder and to the following further conditions:

          (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the Commission, (ii) the Certificates shall have received the rating or ratings specified in the Terms Agreement, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement

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     at the time it was required to be delivered to a purchaser of the
     Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

          (b)  At the applicable Closing Time you shall have received:

               (1) The favorable opinion, dated as of the applicable Closing Time, of ________________________, counsel for the Company, as seller and servicer of the Contracts, in form and substance satisfactory to such of you as may be named in the applicable Terms Agreement, to the effect that:

               (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

              (ii) The Company has the corporate power and corporate authority to carry on its business as described in the Prospectus and to own and operate its properties in connection therewith.

             (iii) The Company is qualified to do business, and is in good standing, as a foreign corporation in each U.S. jurisdiction in which the character of the business owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the financial condition of the Company.

              (iv) This Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Company, and each is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) the enforceability as to rights to indemnity thereunder may be limited under applicable law.

               (v) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company enforceable against the Company in accordance with its

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          terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

              (vi) The execution and delivery by the Company of this Agreement, the Terms Agreement and the Pooling and Servicing Agreement and the signing of the Registration Statement by the Company are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company; and neither the issue and sale of the Certificates, nor the consummation of the transactions contemplated herein nor the fulfillment of the terms hereof will, to the best of such counsel's knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which the property or assets of the Company are subject (which contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments have been identified by the Company to such counsel), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any law, administrative regulation or administrative or court decree.

             (vii) The Certificates have been duly authorized and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement and the Terms Agreement, will be duly issued and entitled to the benefits of the Pooling and Servicing Agreement.

            (viii) The Pooling and Servicing Agreement creates a valid security interest in favor of the Trustee in the Contracts and other property included in the Trust Fund on the date hereof, which security interest of the Trustee in the Contracts and the Trust Fund will be perfected and will constitute a first perfected security interest upon the Trustee's taking possession of the Contracts and the filing of Uniform Commercial Code ("UCC") financing statements in the offices of the Secretary of State of Minnesota; provided, however, that

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          (1) for purposes of its opinion in this paragraph, and based upon certificates of the Company, such counsel may assume that (a) the Company has good title and is the sole owner and holder of each Contract free and clear of any right of rescission, set-off, defense or counterclaim, charges or security interests of any nature and has full right and authority, subject to no agreement with any other party, to sell, pledge and assign the same, (b) the Company was named as secured party under the Contract, (c) no Contract was overdue or had been dishonored or subject to the circumstances described in
          Section 3-304 of the UCC; and (d) no Contract is subject to a third party's security interest that could be perfected without possession pursuant to Section 9-304 of the UCC, or constitutes proceeds of any property subject to a third party's security interest; and (2) for purposes of its opinion in this paragraph, such counsel may assume that (a) the Trustee took the Contracts in good faith for value and without notice or knowledge (i) of any adverse claims, liens or encumbrances, (ii) that any Contract was overdue or had been dishonored or subject to the circumstances described in Section 3-304 of the UCC, or (iii) of any defense against or claim to the Contract on the part of any entity; and (b) the Trustee gave value for the Contracts and took possession of the Contracts in the ordinary course of the Trustee's business; and (3) such counsel need express no opinion (a) as to the continuation of a security interest in the Contracts in the event the Trustee relinquishes possession of such Contracts and a subsequent purchaser takes possession without notice of the Trustee's interest, (b) as to the continuation of a security interest in the Contracts if the Trustee does not file continuation statements as required by the Pooling and Servicing Agreement or (c) as to the priority of any security interest in the Contracts against any liens, claims or other interests that arise by operation of law and do not require any filing or similar action in order to take priority over perfected security interests.

              (ix) To the best of such counsel's knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any Minnesota or federal court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement or the Terms Agreement, except such as may be required under the 1933 Act or the Regulations, or state securities or Blue Sky laws.

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               (x)  The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or, to the best of such counsel's knowledge and information, have proceedings therefor been initiated or threatened by the Commission.

              (xi) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

             (xii) The conditions to the use by the Company of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. To the best of such counsel's knowledge, there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations thereunder which have not been so filed.

            (xiii) The statements in the Prospectus Supplement under the headings "Summary of the Terms of the Certificates -- Tax Status" and "Certain Federal Income Tax Consequences" and in the Prospectus under the heading "Certain Federal Income Tax Consequences", to the extent that such statements constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

             (xiv) The Trust Fund created by the Pooling and Servicing Agreement is not, and will not as a result of the offer and sale of the Certificates as contemplated in the Prospectus and in this Agreement become, an "investment company" as such term is defined in the 1940 Act.

              (xv) The statements in the Prospectus under the caption "The Certificates" and in the Prospectus Supplement under the caption "Description of the Certificates", insofar as such statements purport to summarize certain terms of the Certificates and the Pooling and Servicing Agreement, constitute a fair and accurate summary of such documents.

             (xvi) The Registration Statement and the Prospectus (other than the financial statements and other financial, statistical and numerical information included therein, as to which no opinion need be rendered) as of their

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          respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the Regulations thereunder.

            (xvii) The execution, delivery and performance by the Company of the Pooling and Servicing Agreement do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any federal, state or other governmental agency or authority which has not previously been effected.

     Such counsel shall deliver to you such additional opinions addressing the transfer by the Company to the Trustee of its right, title and interest in and to the Contracts and other property included in the Trust Fund on the Closing Time as may be required by each Rating Agency rating the Certificates.

     Such counsel shall state that it has participated in the conferences with officers and other representatives of the Company, your counsel, representatives of the independent accountants for the Company and you at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as stated in paragraphs (xiii) and (xv) above) and has made no independent check or verification thereof for the purpose of rendering this opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the certificates of officers and other representatives of the Company), nothing has come to their attention that leads such counsel to believe that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement and the Prospectus on the date of the Terms Agreement contained, and the Prospectus on the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements, schedules and other financial, statistical and numerical data included in or incorporated by reference into the Registration Statement or the Prospectus.

     Said counsel may state that they are admitted to practice only in the State of Minnesota, that they are not admitted to the Bar in any other State and are not experts in the law of any other State and to the extent that the foregoing opinions concern the laws of

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any other State such counsel may rely upon the opinion of counsel satisfactory to the Underwriters and admitted to practice in such jurisdiction. Any opinions relied upon by such counsel as aforesaid shall be addressed to the Underwriters and shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that their reliance thereon is justified.

               (2) The favorable opinion of counsel to the Trustee, dated as of the applicable Closing Time, addressed to you and in form and scope satisfactory to your counsel, to the effect that:

               (i) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and is enforceable against the Trustee in accordance with its terms, subject to customary and usual exceptions.

              (ii) The Trustee has full power and authority to execute and deliver the Pooling and Servicing Agreement and to perform its obligations thereunder.

             (iii) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement.

              (iv) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the jurisdiction of incorporation of the Trustee is required for the execution, delivery or performance by the Trustee of the Pooling and Servicing Agreement.

     In rendering such opinion, such counsel may rely, as to matters of fact, to the extent deemed proper and stated therein, on certificates of responsible officers of the Trustee or public officials.

               (3) To the extent specified in the applicable Terms Agreement, if any of the Contracts constituting a portion of the Trust Fund with respect to a Series have been or are being purchased by the Company from a third party, the favorable opinion of counsel to such third party, dated as of the applicable Closing Time, addressed to you and in form and scope satisfactory to your counsel to the effect that such third party has effectively conveyed to the Company all of its right, title and interest in and to such Contracts as of the applicable Closing Time, and upon the occurrence of any proceedings with respect to such third party under the federal or state bankruptcy, insolvency or similar law, or the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such third party or of any substantial part of its property or the making by such third party of an assignment for the benefit of creditors, such Contracts would not be deemed to be part of the assets of such third party pursuant to the principles of substantive consolidation or otherwise.

               (4) The favorable opinion or opinions, dated as of the applicable Closing Time, of counsel for the Underwriters with respect to the issue and sale of the Certificates, the Registration Statement, this Agreement, the Prospectus, the applicable Prospectus Supplement and other related matters as the Underwriters may require.

          (c) At the applicable Closing Time you shall have received a certificate of the President or a Vice President of the Company, dated as of such Closing Time, to the effect that the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date.

          (d) You shall have received from _____________________, or other independent certified public accountants acceptable to you, a letter, dated as of the date of the applicable Terms Agreement, or as soon thereafter as is practicable, and as of the applicable Closing Time, delivered at such times, in the form heretofore agreed to.

          (e) At the applicable Closing Time you shall have received, addressed to you, any additional opinions delivered by counsel pursuant to the request of the Rating Agency or Rating Agencies rating the Certificates.

          (f) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

          (g) At the applicable Closing Time, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct.

          (h) As of the applicable Closing Time, any Limited Guaranty will have been duly and validly authorized, executed and delivered by, and will constitute a legal, valid and binding obligation of, the provider of such Limited Guaranty, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and as to enforceability, to general principles of equity (regardless whether enforcement is sought in a proceeding in equity or at law).

          (i) As of the applicable Closing Time, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by, and will constitute a legal, valid and binding obligation of, the Servicer, enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and as to enforceability, to general principles of equity (regardless whether enforcement is sought in a proceeding in equity or at law).

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

     SECTION 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of this Agreement, each Terms Agreement, any agreements among Underwriters and selling agreements and the Underwriters' questionnaires and powers of attorney, (iii) the preparation, issuance and delivery of the Certificates to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Certificates under securities and Blue Sky laws and the determination of the eligibility of the Certificates for investment in accordance with the provisions of Section 3(g), including filing fees, and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey,

(vi) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, hereinafter stated, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey and Legal Investment Survey, (vii) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Pooling and Servicing Agreement, (viii) the fees charged by investment rating agencies for rating the Certificates, (ix) the fees and expenses incurred in connection with the listing of the Certificates on any national securities exchange, (x) the fees and expenses incurred with respect to the National Association of Securities Dealers, Inc., including the fees and disbursements of counsel for the Underwriters in connection therewith and (xi) the fees and expenses of the Trustee and its counsel.

     If a Terms Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i) hereof, the Company shall reimburse you for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, (A) if such settlement is effected with the written consent of the Company or (B) if such settlement is effected without the written consent of the Company more than 30 days after receipt by the Company of a notice from the Underwriters, substantially reflecting the proposed terms of such settlement, to which the Company has not responded prior to the date such settlement is effected; and

          (3) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing to defend or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or
     (ii) above, which expenses shall be reimbursed as they are incurred.

     This indemnity agreement will be in addition to any liability which the Company may otherwise have. Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of the Underwriters entitled to indemnity hereby or who controls the Underwriters within the meaning of Section 15 of the 1933 Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this indemnity agreement to the extent such indemnifying party was not materially prejudiced by such failure or which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters (i) in such proportion as shall be appropriate to reflect the relative benefit received by the Underwriters, as represented by the percentage that the Underwriting discount or discounts on the cover of such Prospectus Supplement bears to the initial public offering price or prices as set forth thereon, and the Company shall be responsible for the balance; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the benefit referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriters and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of the Company and shall survive delivery of any Certificates to the Underwriters.

     SECTION 9. Termination of Agreement. This Agreement may be terminated for any reason at any time by either the Company or you upon the giving of thirty days' written notice of such termination to the other party hereto. You, as Representative of the Underwriters named in any Terms Agreement, may also terminate such Terms Agreement, immediately upon notice to the Company, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement or Prospectus any change, or any development involving a prospective change in, or affecting, the condition, financial or otherwise, earnings, affairs or business of the Company whether or not arising in the ordinary course of business, which in your judgment would materially impair the market for, or the investment quality of, the Certificates, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to proceed with the offering or delivery of the Certificates or enforce contracts for the sale of the Certificates, or (iii) if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, Minnesota or New York authorities. In the event of any such termination, (A) the covenants set forth in Section 3 with respect to any offering of Certificates shall remain in effect so long as the Underwriters own any such Certificates purchased from the Company pursuant to the applicable Terms Agreement and (B) the covenant set forth in Section 3(c), the provisions of Section 5, the indemnity agreement set forth in Section 6, and the contribution provisions set forth in Section 7, and the provisions of Sections 8 and 13 shall remain in effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters participating in an offering of Certificates shall fail at the applicable Closing Time to purchase the Certificates which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the "Defaulted Certificates"), then such of you as are named therein shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other under-writers, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, you have not completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Certificates to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

          (b) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Certificates to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

     No action taken pursuant to this Section shall relieve any defaulting Underwriters from liability with respect to any default of such Underwriters under this Agreement and the applicable Terms Agreement.

     In the event of a default by any Underwriters as set forth in this Section, either you or the Company shall have the right to postpone the applicable Closing Time for a period of time not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to you at the address set forth on the first page hereof, attention of the Syndicate Registration Department. Notices to the Company shall be directed to Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, attention of the Secretary, with a copy to the Treasurer.

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company and any Terms Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party to a Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives any legal or equitable right, remedy or claim under or with respect to this Agreement or a Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and for the benefit of no other person, firm or corporation. No purchaser of Certificates from any Underwriters shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. Governing Law and Time. This Agreement and each Terms Agreement shall be governed by the laws of the State of New York. Specified times of day refer to New York City time.

     SECTION 14. Counterparts. This Agreement and any Terms Agreement may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                              Very truly yours,

                              GREEN TREE FINANCIAL CORPORATION


                              By______________________________
                                Name:
                                Title:


CONFIRMED AND ACCEPTED, as of
  the date first above written:

[UNDERWRITERS]


By___________________________________
  Name:
  Title:

                                                                       EXHIBIT A

                           [Form of Terms Agreement]



                        GREEN TREE FINANCIAL CORPORATION
                             (Seller and Servicer)
           Green Tree Recreational, Consumer & Equipment Trust 199___


                                TERMS AGREEMENT
                                ---------------


                                         Dated:  ________________



To: Green Tree Financial Corporation, (the "Company") under the Pooling and Servicing Agreement, dated as of _________________ (the "Pooling and Servicing Agreement")

Re:  Underwriting Agreement dated _________________


Series Designation: Green Tree Recreational, Consumer & Equipment Trust 199___
------------------


Co-managers:
-----------

[Underwriters]


Terms of the Certificates:
--------------------------
                Original
                Principal    Remittance
Class            Amount*         Rate
-----           ---------    ----------

Class A-1       ________     ____% per annum,
                             computed on the basis
                             of a 360-day year of
                             twelve 30-day months

Class A-2       ________     ____% per annum,
                             computed on the basis
                             of a 360-day year of
                             twelve 30-day months

Class A-3       ________      ____% per annum,
                              computed on the basis
                              of a 360-day year of
                              twelve 30-day months

Class A-4       ________      ____% per annum,
                              computed on the basis
                              of a 360-day year of
                              twelve 30-day months

Class B         ________      ____% per annum,
                              computed on the basis
                              of a 360-day year of
                              twelve 30-day months

*  Approximate.  Subject to permitted variance of plus or minus 5%.


Certificate Ratings:
-------------------

     Class A-1: "____" by Moody's Investors Service, Inc. ("Moody's") and "____" by both Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch Investors Service, L.P. ("Fitch").

     Class A-2:  "____" by Moody's and "____" by both S&P and Fitch.

     Class A-3:  "____" by Moody's and "____" by both S&P and Fitch.

     Class A-4:  "____" by Moody's and "____" by both S&P and Fitch.

     Class B:  "____" by Moody's, "____" by both S&P and Fitch.


Servicer:
--------

     Green Tree Financial Corporation (in such capacity, the "Servicer")


Trust:
-----

     The Trust shall include retail installment sales contracts and promissory notes (the "Contracts") for the purchase of a variety of consumer products (the "Products").

     The Trust shall include (i) the Contracts, including all rights to receive payments on the Contracts on and after the Cutoff Date, (ii) an assignment of the Company's security interests in the Products and of the right to receive proceeds from claims on certain insurance policies covering the Products or the Obligors, (iii) the assignment of certain rights of the Company against the Dealers originating such Contracts,
(iv) the amounts held from time to time in the Collection Account, including all investments therein, all income from the investment of funds therein and all proceeds thereof, and (v) certain other accounts and the proceeds thereof.


Credit Enhancement:
------------------


Distribution Dates:
------------------

     The 15th day (or if such day is not a business day, the next succeeding business day) of each month commencing ________________.


Purchase Price:
--------------

     Subject to the terms of the following paragraph, the purchase price payable by the Underwriters for each Class of the Certificates is _____________% of the principal amount of the Class A-1 Certificates; _____________% of the principal amount of the Class A-2 Certificates; _____________% of the principal amount of the Class A-3 Certificates; _____________% of the principal amount of the Class A-4 Certificates; and _____________% of the principal amount of the Class B Certificates.

     Any allocation of the Certificates between [Underwriter] and [Underwriter] will be governed by the Agreement Among Underwriters.

     Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Company.


Underwriting Commission:
-----------------------

     Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriters in connection with the purchase of the Certificates.

     Public Offering price and/or method of determining price at which the Underwriters will sell the Certificates:

     Class A-1:                                            %
     Class A-2:                                            %
     Class A-3:                                            %
     Class A-4:                                            %

     Class B:                                              %


Closing Date and Location:
-------------------------

     On or about ________________ at the offices of Brown & Wood, One World Trade Center, New York, New York.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.


                         [UNDERWRITERS]

                         By:__________________________________
                            Name:
                            Title:



ACCEPTED:

GREEN TREE FINANCIAL CORPORATION

By:_______________________________
   Name:
   Title: